                                                                   Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form
S-8 expected to be filed with the Securities and Exchange Commission and be effective on or about December 11, 2001) pertaining to the Amended and Restated
Executive Deferred Compensation Plan of Matrix Bancorp, Inc. of our report dated
February 23, 2001, with respect to the consolidated financial statements of
Matrix Bancorp, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Los Angeles, California
December 10, 2001